                                                                   Exhibit 3.(c)

                                 AMENDED BYLAWS

                                       OF

                            ESENJAY EXPLORATION, INC.

                                      INDEX




ARTICLE I  STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1.   Annual Meeting . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2.   Special Meetings . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.3.   Notice or Meetings . . . . . . . . . . . . . . . . . . . . 1
     Section 1.4.   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.5.   Adjournment. . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.6.   Organization . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.7.   Voting . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.8.   Business at Stockholders Meetings. . . . . . . . . . . . . 3

ARTICLE II BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.1.   Number and Term of Office. . . . . . . . . . . . . . . . . 4
     Section 2.2.   Chairman of the Board. . . . . . . . . . . . . . . . . . . 4
     Section 2.3.   Meetings . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.4.   Notice of Special Meetings.. . . . . . . . . . . . . . . . 4
     Section 2.5.   Quorum and Organization of Meetings. . . . . . . . . . . . 4
     Section 2.6.   Committees . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.7.   Action Without Meetings. . . . . . . . . . . . . . . . . . 5
     Section 2.8.   Telephone Meetings . . . . . . . . . . . . . . . . . . . . 6
     Section 2.9.   Nominations. . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III    OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.1.   Executive Officers . . . . . . . . . . . . . . . . . . . . 7
     Section 3.2.   Powers and Duties. . . . . . . . . . . . . . . . . . . . . 7

ARTICLE IV RESIGNATIONS, REMOVALS, AND VACANCIES . . . . . . . . . . . . . . . 7
     Section 4.1.   Resignations . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 4.2.   Removals . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 4.3.   Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE V  CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 5.1.   Stock Certificates . . . . . . . . . . . . . . . . . . . . 8
     Section 5.2.   Transfer of Shares . . . . . . . . . . . . . . . . . . . . 8
     Section 5.3.   Fixing Record Date . . . . . . . . . . . . . . . . . . . . 8
     Section 5.4.   Lost Certificates. . . . . . . . . . . . . . . . . . . . . 9
     Section 5.5.   Regulations. . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE VI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 6.1.   Corporate Seal . . . . . . . . . . . . . . . . . . . . . . 9
     Section 6.2.   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 6.3.   Notices and Waivers Thereof. . . . . . . . . . . . . . . .10
     Section 6.4.   Stock of Other Corporations or Other Interests . . . . . .10

ARTICLE VII    AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .11

                            ESENJAY EXPLORATION, INC.

                             A DELAWARE CORPORATION


                                 AMENDED BYLAWS


                                    ARTICLE I

                                  STOCKHOLDERS


     SECTION 1.1.   ANNUAL MEETING.

     An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

     SECTION 1.2.   SPECIAL MEETINGS.

     Special meetings of stockholders for any purpose or purposes may be held at any time only upon call of a majority of the Board of Directors or by stockholders owning an aggregate of at least ten percent of the Corporation's issued and outstanding stock, at such time and place either within or without the State of Delaware as may be stated in the notice.

     SECTION 1.3.   NOTICE OR MEETINGS.

     Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law.

     SECTION 1.4.   QUORUM.

     Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present who are entitled at the time to vote or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend.

     SECTION 1.5.   ADJOURNMENT.

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment was taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 1.6.   ORGANIZATION.

     The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

     The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     SECTION 1.7.   VOTING.

     Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors. The Board of Directors in advance of any stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person present thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to discharge the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     SECTION 1.8.   BUSINESS AT STOCKHOLDERS MEETINGS.

     At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder or (d) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the meeting by a stockholder. For business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty (40) days prior to the meeting; provided, however, that in the event less than forty-five
(45) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made, but not less than five days prior to the meeting. A stockholder's notice to the Secretary shall set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.8. The chairman of a meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.1.   NUMBER AND TERM OF OFFICE.

     The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of at least four (4) and no more than fourteen
(14) directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors within such minimum and maximum limitations. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve as provided herein and until his respective successor has been elected and qualified. The directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the terms of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders and the term of office of the third class to expire at the 1998 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     SECTION 2.2.   CHAIRMAN OF THE BOARD.

     The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

     SECTION 2.3.   MEETINGS.

     The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders.

     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the President or by a majority of the directors then in the office.

     SECTION 2.4.   NOTICE OF SPECIAL MEETINGS.

     The Secretary, or in his absence, any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail or overnight courier at least five
(5) days before the meeting, or by facsimile, telegram, cable, or personal service at least three (3) days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     SECTION 2.5.   QUORUM AND ORGANIZATION OF MEETINGS.

     A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.

Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 2.6.   COMMITTEES.

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified as members of a committee and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of Corporation (except that a committee may, to the extent authorize in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Corporation's Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     SECTION 2.7.   ACTION WITHOUT MEETINGS.

     Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or of any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

     SECTION 2.8.   TELEPHONE MEETINGS.

     Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     SECTION 2.9.   NOMINATIONS.

     Nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than forty (40) days prior to the meeting; provided, however, that in the event that less than forty-five (45) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 2.9, such nomination shall be void.

                                   ARTICLE III

                                    OFFICERS

     SECTION 3.1.   EXECUTIVE OFFICERS.

     The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.



     SECTION 3.2.   POWERS AND DUTIES.

     The Chairman of the Board, if any, or, in the absence of the Chairman of the Board, the President, shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such power and authorities and such duties as from time to time may be prescribed by the Board of Directors.


                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

     SECTION 4.1.   RESIGNATIONS.

     Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.2.   REMOVALS.

The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof or by written consent, at any time may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee. Any director or the entire Board of Directors may be removed, with cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

     SECTION 4.3.   VACANCIES.

     Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders who are at the time entitled to vote at an election of directors, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified.


                                    ARTICLE V

                                  CAPITAL STOCK

     SECTION 5.1.   STOCK CERTIFICATES.

     The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

     SECTION 5.2.   TRANSFER OF SHARES.

     Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

     SECTION 5.3.   FIXING RECORD DATE.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action. the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other actions.

     SECTION 5.4.   LOST CERTIFICATES.

     The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates, and such requirement may be general or confined to specific instances.

     SECTION 5.5.   REGULATIONS.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1.   CORPORATE SEAL.

     The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

     SECTION 6.2.   FISCAL YEAR.

     The fiscal year of the Corporation shall begin on the 1st day of January in each year and terminate on the 31st day of December in each succeeding year.

     SECTION 6.3.   NOTICES AND WAIVERS THEREOF.

     Whenever any notice whatever is required by law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail or overnight courier, or, in the case of directors or officers, by facsimile, telegram, or cable, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile, telegram, or cable shall be deemed to have been given when it shall have been transmitted and any notice given by mail or overnight courier, shall be deemed to have been given when it shall have been deposited with an overnight courier, or in the United States mail with postage thereon prepaid. Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     SECTION 6.4.   STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS.

     Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporations or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                   ARTICLE VII

                                   AMENDMENTS

     The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the Bylaws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a majority of the entire Board. However, any Bylaws adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

     ADOPTED AND APPROVED as of this 15th day of July, 1998.


                                      /s/ David B. Christofferson
                                  ------------------------------------
                                   David B. Christofferson, SECRETARY